Exhibit 10.1

AMENDMENT NO. 3

TO

PROMISSORY NOTE

This AMENDMENT NO. 3 TO PROMISSORY NOTE (this “Amendment”) is dated as of November 14, 2022, by and among JIMMY JANG, L.P., a Delaware limited partnership and BAKER TECHNOLOGIES, INC., a Delaware corporation, JUPITER RESEARCH, LLC., an Arizona limited liability company, and COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation, together, joint and severally, the “Company”) and NR 1, LLC, a Delaware limited liability company, as noteholder representative (the “Noteholder Representative”).

WHEREAS, pursuant to that certain Senior Secured Note Purchase Agreement dated as of November 1, 2019 (the “Senior NPA”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Senior NPA) by and among the Company, the Noteholder and the investors party thereto (the “Purchasers”), the Company issued to such investors senior secured promissory notes in the aggregate principal amount of approximately $35.0 million (collectively, the “Notes”);

WHEREAS, the Company and certain Purchasers (collectively, the “Participating Noteholders”) entered into Amendment No. 1 to Promissory Note, pursuant to which the Maturity Date for the Notes held by such Participating Noteholders (the “Extended Notes”) was extended from November 1, 2022 to November 14, 2022 and the Applicable Interest Rate was amended; and

WHEREAS, the Notes may be further amended with the written consent of the Company and Noteholder Representative, and the Company and Noteholder Representative wish to amend the Notes as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendment to Notes.  The Company and the Noteholder Representative hereby agree to extend the Maturity Date for the Extended Notes from November 14, 2022 to December 31, 2022.

2.Miscellaneous.

(a)Except as expressly set forth herein, the Note shall remain in full force and effect and this Amendment shall have no effect or impact on the other Notes outstanding under the Senior NPA.

(b)This Amendment will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

(c)This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 to Promissory Note as of the date first written above.

THE COMPANY:

JIMMY JANG, L.P., a Delaware limited partnership, by its General Partner, JIMMY JANG HOLDINGS INC., a British Columbia corporation

By	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	President

BAKER TECHNOLOGIES, INC., a Delaware corporation

By	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	President

JUPITER RESEARCH, LLC, an Arizona limited liability company

By	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	President

/s/ Gary F. Santo, Jr.
COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation

	By	/s/ Gary F. Santo, Jr.
	Name:	Gary F. Santo, Jr.
	Title:	President

NOTEHOLDER REPRESENTATIVE:
NR1, LLC

	By:	/s/ David Milner
	Name:	David Milner
	Title:	Authorized Signatory

Acknowledged and Agreed to:

TILT HOLDINGS INC., a British Columbia corporation

By	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	Chief Executive Officer
Address:	2801 E. Camelback Rd., Suite 180
Phoenix, Az 85016